Exhibit 32

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Technologies Group, Ltd. (the "Company") on Form 10-KSB for the fiscal year ended January 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: Octboer 24, 2003                     By: /s/ Abel Raskas
                                               ---------------------------------
                                               Abel Raskas
                                               President


Dated: October 24, 2003                     By: /s/ Alex Stelmak
                                               ---------------------------------
                                               Alex Stelmak
                                               Chief Financial Officer